Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated November 8, 2021 (which includes an explanatory paragraph relating to ROC Energy Acquisition Corp.’s ability to continue as a going concern), relating to the financial statements of ROC Energy Acquisition Corp. , which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

November 8, 2021